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                                                                   EXHIBIT 10.54

                              Amendment No. 3 to
                         SPONSORED RESEARCH AGREEMENT


AMENDMENT TO RESEARCH AGREEMENT, effective July 1, 2000, by and between The
                                           ------------
University of North Carolina at Chapel Hill, having an address at 308 Bynum Hall, Chapel Hill, North Carolina (the "University"), and Renaissance Cell Technologies, Inc., a corporation existing under the laws of the State of Delaware, and having an address P.O. Box 14287, Research Triangle Park, North Carolina 27709 (the "Sponsor").

Amendment to "Paragraph 4: Reimbursement of Costs, from the Fully Executed
                           ----------------------
Agreement between Sponsor, University and Dr. Lola M. Reid laboratory, effective 1, July, 1997.


                                  WITNESSETH:

WHEREAS, it is stated that "The Sponsor shall reimburse the University for all direct and indirect costs incurred by the University in connection with the Research in an amount not to exceed $450,000.00 per year for each of the first two (2) hereunder ($50,000.000 of which in each of the first two years shall be for building up fit).

WHEREAS, the parties agreed to extend this Sponsored Research Agreement (Amendment No. 2, June 1999) an additional year for the period of 07/01/99 through 06/30/00 in the amount of $450,000 for all direct and indirect costs incurred by the University in connection with the Research in an amount not to exceed $450,000.00. Sponsor agreed that funds designated in the first funding period for building upfit may instead be applied by the University toward the direct and indirect costs associated with the extended period upon herein.

WHEREAS, the third year (first extension) to this Sponsored Research Agreement is approaching its conclusion for the funding period this coming June 30, 2000, as described in Amendment No.2 of the Fully Executed Agreement between Sponsor, University and Dr. Lola M. Reid laboratory;

NOW, THEREFORE, the aforementioned parties hereto agree to the following:

1. The scope of work for a second extended period shall be as set forth on Exhibit A to the Fully Executed Agreement, and the additional activities as set forth on Amendment No. 2 to the Fully Executed Agreement (June 1999).

2. The Sponsor shall continue to provide funding in the amount of no less than $450,000.00 per year during July 1, 2000 through June 30, 2001, as described in the attached budget which includes application of indirect costs at the rate of 45% effective July 01, 2000.

3. All other provisions of the Fully Executed Agreement shall continue in full force and effect.
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IN WITNESS WHEREOF, the aforementioned parties hereto have executed this
Agreement by their duly authorized officers or representatives.


THE UNIVERSITY OF NORTH CAROLINA                     SPONSOR
AT CHAPEL HILL

By: _______________________________          By: ______________________________
    Robert P. Lowman, Ph. D.                     W. Bennett Love
    Vice Provost                                 Vice President


Date:  ____________________________          Date: ____________________________




Consented to by Principal Investigator:


By: ____________________________________________

Name: Lola M. Reid
      ------------------------------------------

Title:   Professor, Cell & Molecular Physiology
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Date: __________________________________________